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                                                               EXHIBIT 99(a)(4)

                                   MACKENZIE
                                 PARTNERS, INC.

                          OFFER TO PURCHASE FOR CASH

                    UP TO 1,500,000 SHARES OF COMMON STOCK

                                      OF

                       VITALINK PHARMACY SERVICES, INC.

                                      AT

                             $20.00 NET PER SHARE

                                      BY

                               MANOR CARE, INC.

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 21, 1997, UNLESS THE OFFER IS EXTENDED.


                                                                 April 24, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by Manor Care, Inc., a Delaware corporation (the "Purchaser"), to act as Information Agent in connection with the Purchaser's offer to purchase up to 1,500,000 shares of common stock, par value $.01 per share (the "Shares"), of Vitalink Pharmacy Services, Inc., a Delaware corporation (the "Company"), at a purchase price of $20.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 24, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. Any stockholder who desires to tender Shares and whose certificates representing such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined below) prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedures for book-entry transfer on a timely basis, may tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

  THE OFFER IS NOT CONDITIONED UPON THERE BEING TENDERED ANY MINIMUM NUMBER OF SHARES. THE OFFER IS SUBJECT TO CERTAIN CONDITIONS WHICH ARE SET FORTH IN THE OFFER TO PURCHASE. SEE SECTION 14 OF THE OFFER TO PURCHASE.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase, dated April 24, 1997.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

    3. The Notice of Guaranteed Delivery to be used to accept the Offer if Share Certificates are not immediately available, or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis.
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    4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

    5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    6. A return envelope addressed to the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 21, 1997, UNLESS THE OFFER IS EXTENDED.

  In order to tender Shares in the Offer, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares and any other documents required by the Letter of Transmittal should be sent to the Depositary and either Share Certificates evidencing the tendered Shares should be delivered to the Depositary or Shares should be tendered by book-entry transfer into the Depositary's account maintained at one of the Book-Entry Transfer Facilities (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          MacKenzie Partners, Inc.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE OFFER TO PURCHASE AND THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.